Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael C. Greiner, Executive Vice President & CFO
(518) 795-1821

AngioDynamics Reports Fiscal 2019 First Quarter Financial Results
Fiscal 2019 First Quarter Highlights
•	Net sales of $85.3 million, flat versus prior year
•	Gross margin expanded 380 basis points year over year to 52.1%
•	GAAP EPS of $(0.01) per share; adjusted EPS of $0.16 per share
•	Cash used in operations of $8.9 million; capital expenditures of $0.7 million
•	Announced two acquisitons as part of the Company’s strategic focus on building a continuum of care within the oncology space;
o	BioSentry Tract Sealant System technology from Surgical Specialties, LLC
o	Subsequent to quarter end, RadiaDyne and its proprietary OARtrac® radiation dose monitoring platform

Latham, New York, September 27, 2018 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the first quarter of fiscal year 2019, which ended August 31, 2018.

“Our operating and financial accomplishments during the first quarter reflect our ongoing commitment to building a more cohesive, patient-focused product portfolio. As evidenced by our two recent acquisitions, we are making progress on our portfolio optimization efforts with a focus on the continuum of care within oncology, as well as on disruptive and differentiated technologies,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Our first quarter results give us continued confidence in meeting our financial goals for fiscal 2019.”

First Quarter 2019 Financial Results

Net sales for the first quarter of fiscal 2019 were $85.3 million, compared to $85.4 million a year ago. During the quarter, growth in the Company’s Vascular Access business was offset by declines in its Oncology business, while Vascular Interventions and Therapies (VIT) sales were flat.

Currency did not have a significant impact on the Company’s sales in the quarter.

·      Oncology net sales were $11.6 million, a decrease of 6.1% from $12.3 million a year ago, as NanoKnife disposable growth was more than offset by decreases in sales of Radiofrequency Ablation and timing effects of Microwave products. The comparison of year-over-year results within the Company’s Oncology business was negatively impacted by the timing of the prior-year Acculis Microwave abalation system market withdrawal. Excluding the impact of this transition from the Company’s Acculis Microwave product to its Solero Microwave product, the Oncology business grew 7.5% year over year.

·      VIT net sales in the first quarter of fiscal 2019 were $50.0 million, compared to $49.9 million a year ago, as growth in Fluid Management, Angiographic Catheters, and AngioVac was offset by declines in the Venous Insufficiency business.

·      Vascular Access net sales were $23.8 million, an increase of 2.4% from $23.2 million a year ago, as growth in Ports, Dialysis, and Midline products was partially offset by a decline in sales of PICCs.

U.S. net sales in the first quarter of fiscal 2019 were $67.7 million, a decrease of 1.8% from $68.9 million a year ago, and International net sales were $17.7 million, an increase of 7.1% from $16.5 million a year ago.

Gross margin for the first quarter of fiscal 2019 expanded 380 basis points to 52.1% from 48.3% a year ago, largely as a result of ongoing operational improvements, the recently completed facility consolidation, and the expiration of a royalty arrangement in the second quarter of fiscal 2018.

The Company recorded a net loss of $0.5 million, or $(0.01) per share, in the first quarter of fiscal 2019. This compares to a net loss of less than $100,000, or $0.00 per share, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the first quarter of fiscal 2019 was $6.2 million, or $0.16 per share, compared to adjusted net income of $5.0 million, or $0.13 per share, in the first quarter of fiscal 2018.

Adjusted EBITDAS in the first quarter of fiscal 2019, excluding the items shown in the reconciliation table below, was $12.6 million, compared to $11.3 million in the first quarter of fiscal 2018.

In the first quarter of fiscal 2019, the Company used $8.9 million in operating cash flow and had capital expenditures of $0.7 million. As of August 31, 2018, the Company had $24.8 million in cash and cash equivalents and $91.3 million in debt, excluding the impact of deferred financing costs.

Fiscal Year 2019 Financial Guidance

The Company is updating its previously announced financial guidance to reflect the BioSentry and RadiaDyne acquisitions, as well as the payment made to the DOJ for previously disclosed legal matters.  The Company now expects fiscal year 2019 net sales in the range of $354 to $359 million and free cash flow in the range of $26 to $31 million. Additionally, the Company continues to expect its adjusted earnings per share in the range of $0.82 to $0.86.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its first quarter 2019 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or 1-201-689-8560 (international) and refer to the passcode 13683219.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.
A recording of the call will also be available from 11:00 a.m. ET on Thursday, September 27, 2018, until 11:59 p.m. ET on Thursday, October 4, 2018. To hear this recording, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter the passcode 13683219.
Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended
	August 31,	August 31,
	2018	2017
	(unaudited)

Net sales	$85,340	$85,411
Cost of sales (exclusive of intangible amortization)	40,873	44,182
Gross profit	44,467	41,229
% of net sales	52.1%	48.3%

Operating expenses
Research and development	7,662	6,441
Sales and marketing	19,433	19,402
General and administrative	8,496	8,056
Amortization of intangibles	4,116	4,096
Change in fair value of contingent consideration	12	105
Acquisition, restructuring and other items, net	4,422	2,989
Total operating expenses	44,141	41,089
Operating income	326	140
Interest expense, net	(917)	(723)
Other income, net	114	567
Total other expense, net	(803)	(156)
Loss before income taxes	(477)	(16)
Income tax expense (benefit)	(8)	19
Net loss	$(469)	$(35)

Earnings per share
Basic	$(0.01)	$(0.00)
Diluted	$(0.01)	$(0.00)

Weighted average shares outstanding
Basic	37,323	36,919
Diluted	37,323	36,919

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income:

	Three months ended
	August 31,	August 31,
	2018	2017
	(unaudited)

Net Loss	$(469)	$(35)

Amortization of intangibles	4,116	4,096
Change in fair value of contingent consideration	12	105
Acquisition, restructuring and other items, net (1)	4,422	2,989
Tax effect of non-GAAP items (2)	(1,865)	(2,178)
Adjusted net income	$6,216	$4,977

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended
	August 31,	August 31,
	2018	2017
	(unaudited)

Diluted earnings per share	$(0.01)	$(0.00)

Amortization of intangibles	0.11	0.11
Change in fair value of contingent consideration	0.00	0.00
Acquisition, restructuring and other items, net (1)	0.12	0.08
Tax effect of non-GAAP items (2)	(0.06)	(0.06)
Adjusted diluted earnings per share	$0.16	$0.13

Adjusted diluted share count	38,096	37,230

(1) Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(2)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on our U.S. deferred tax assets and an effective tax rate of 23% for August 31, 2018.  For August 31, 2017 the effective tax rate i) has been calculated using a blended rate of 30.62% for the year ended May 31, 2018 due to the enactment of the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21%;  ii) excludes the benefit recorded in Q3 fiscal 2018 resulting from remeasurement of our deferred tax assets from the Act; iii) tax effects the non-GAAP adjustment shown above and iv) assumes the Company does not have a valuation allowance on its U.S deferred tax assets.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended
	August 31,	August 31,
	2018	2017
	(unaudited)

Net loss	$(469)	$(35)

Income tax expense	(8)	19
Interest expense, net	917	723
Depreciation and amortization	5,599	5,793
Stock-based compensation	2,150	1,797
EBITDAS	$8,189	$8,297

Change in fair value of contingent consideration	$12	$105
Acquisition, restructuring and other items, net (1,2)	4,422	2,881
Adjusted EBITDAS	$12,623	$11,283

Per diluted share:
EBITDAS	$0.21	$0.22
Adjusted EBITDAS	$0.33	$0.30

(1) Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three months ended
				Currency	Constant
	August 31,	August 31,	%	Impact	Currency
	2018	2017	Growth	(Pos) Neg	Growth
	(unaudited)

Net Sales by Product Category
Vascular Interventions and Therapies	$49,995	$49,865	0.3%
Vascular Access	23,790	23,238	2.4%
Oncology	11,555	12,308	(6.1)%
Total	$85,340	$85,411	(0.1)%	(0.0)%	(0.1)%

Net Sales by Geography
United States	$67,684	$68,931	(1.8)%	(0.0)%	(1.8)%
International	17,656	16,480	7.1%	(0.0)%	7.3%
Total	$85,340	$85,411	(0.1)%	(0.0)%	(0.1)%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	August 31,	May 31,
	2018	2018
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$24,762	$74,096
Marketable securities	1,350	1,317
Total cash and investments	26,112	75,413

Accounts receivable, net	40,164	39,401
Inventories	49,721	48,916
Prepaid expenses and other	4,888	4,302
Total current assets	120,885	168,032

Property, plant and equipment, net	42,163	42,461
Other assets	3,637	3,417
Intangible assets, net	144,194	130,310
Goodwill	382,992	361,252
Total Assets	$693,871	$705,472

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$16,916	$15,775
Accrued liabilities	19,900	34,426
Current portion of long-term debt	5,000	5,000
Current portion of contingent consideration	3,973	2,100
Total current liabilities	45,789	57,301
Long-term debt, net of current portion	85,444	86,621
Deferred income taxes	17,154	17,173
Contingent consideration, net of current portion	-	1,161
Other long-term liabilities	595	621
Total Liabilities	148,982	162,877

Stockholders' equity	544,889	542,595
Total Liabilities and Stockholders' Equity	$693,871	$705,472

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended
	August 31,	August 31,
	2018	2017
	(unaudited)

Cash flows from operating activities:
Net loss	$(469)	$(35)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,599	5,793
Stock-based compensation	2,150	1,797
Change in fair value of contingent consideration	12	105
Deferred income taxes	(10)	(82)
Change in accounts receivable allowance	(228)	278
Other	25	(567)
Changes in operating assets and liabilities:
Accounts receivables	(562)	3,103
Inventories	(761)	(781)
Prepaid expenses and other	(1,200)	620
Accounts payable, accrued and other liabilities	(13,429)	(7,195)
Net cash provided by (used in) operating activities	(8,873)	3,036

Cash flows from investing activities:
Additions to property, plant and equipment	(682)	(501)
Cash paid for acquisition	(37,000)	-
Net cash used in investing activities	(37,682)	(501)

Cash flows from financing activities:
Repayment of long-term debt	(1,250)	(1,250)
Payment of acquisition related contingent consideration	(2,100)	(2,100)
Proceeds from exercise of stock options and employee stock purchase plan	705	812
Net cash used in financing activities	(2,645)	(2,538)

Effect of exchange rate changes on cash and cash equivalents	(134)	659
Increase (decrease) in cash and cash equivalents	(49,334)	656

Cash and cash equivalents at beginning of period	74,096	47,544
Cash and cash equivalents at end of period	$24,762	$48,200

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended
	August 31,	August 31,
	2018	2017
	(unaudited)

Net cash provided by (used in) operating activities	$(8,873)	$3,036
Additions to property, plant and equipment	(682)	(501)
Free Cash Flow	$(9,555)	$2,535

 Our Vision for AngioDynamics  3  1  2  Increase our value to each of our stakeholders  Partner with providers and caregivers to deliver superior care to patients  Be recognized as a consistent, high-performing MedTech company